                                                                   EXHIBIT 10.27



DIRECT DIAL:   651-481-2473                         ROBERT A. HOERR, M.D., PH.D.
FACSIMILE:     651-481-2380                PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             E-Mail:  rhoerr@galagen.com
September 16, 1998




Mr. John Watson
585 Harriet Avenue, Apt #102
Shoreview, MN  55126

Dear John:

This is official notice of my acknowledgment regarding your resignation effective September 16, 1998.

As part of the terms of your employment arrangement, a net check with applicable withholding taxes for the gross amounts outlined in this letter will be mailed to you within three days.

- You will receive a payment in the amount of $43,750 which is equal to three-months of your base salary, plus $673.08 which is equal to one-day of earnings in payment for September 16th.

- Company policy states that you be paid one-half of your outstanding accrued PFT balance, accordingly, this check also includes 421/2 PFT hours at your base rate of pay which is equal to gross earnings of $3,575.72.

- Also included with this check is $364.60 which was withdrawn from the employee stock purchase plan and represents earnings previously deducted from your payroll checks.

- As an offset to the early termination of your apartment lease, GalaGen will provide you a one-time payment of $6,000.

Subsequent to your separation from the Company, you remain obligated to continue to protect confidential information and trade secrets of GalaGen to which you have been exposed during the period of your employment. The agreements you signed in connection with this obligation are:


     - Policies Regarding Confidentiality and Securities Trading and Annual Certification Form

     - Supplemental Policy To Policies Regarding Confidentiality And Securities Trading And Annual Certification Form

     -    Invention and Trade Secret Agreement

     -    Conflicts of Interest and Business Ethics

John G. Watson September  16, 1998                                        Page 2
--------------------------------------------------------------------------------

As part of your employment with the Company, you are required to sign the attached confidentiality agreement.

Additionally, if GalaGen completes a sublicense agreement with Lifeway Foods by October 23rd, you will receive a one-time payment of $5,000; if GalaGen closes the Wyeth deal by October 30th you will receive a one-time payment of $25,000; and, if GalaGen executes the American Institutional Products agreement by November 30th you will receive a one-time payment of $10,000. All applicable withholding taxes will be applied to these payments. These payment terms are under the condition that you are available to assist the Company as a consultant, if necessary, in the negotiation process.

During your employment with GalaGen you have been granted stock options and as of September 16, 1998 you have 28,000 vested options at an exercise price of $2.5625. Additionally, vesting will be accelerated for the second and third
year of options for 56,000 shares of common stock.   The acceleration of vesting
will cause a portion of such options to be treated, for tax purposes, as nonqualified stock options rather than incentive stock options. Per the terms of the option agreements, you may exercise any or all of the vested options as follows:

----------------------------------------------------------------------------------
                             CURRENTLY VESTED:
----------------------------------------------------------------------------------
Plan                      Original Grant   # of Options   Exercise By   Grant Date
----------------------------------------------------------------------------------
Outside Stock Plan (OSP)      38,045           7,609        90 days       9/30/96
----------------------------------------------------------------------------------
1992                          86,955          17,391        90 days       9/30/96
----------------------------------------------------------------------------------
1992                           7,700           1,540        90 days      12/30/96
----------------------------------------------------------------------------------
1997                           7,300           1,460        3 months     12/30/96
----------------------------------------------------------------------------------
                                              28,000
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                  ADDITIONAL VESTING: (IF APPROVED BY BOARD)
----------------------------------------------------------------------------------
Plan                      Original Grant   # of Options   Exercise By   Grant Date
----------------------------------------------------------------------------------
Outside Stock Plan (OSP)     38,045            15,218       90 days       9/30/96
----------------------------------------------------------------------------------
1992                         86,955            34,782       90 days       9/30/96
----------------------------------------------------------------------------------
1992                          7,700             3,080       90 days      12/30/96
----------------------------------------------------------------------------------
1997                          7,300             2,920       3 months     12/30/96
----------------------------------------------------------------------------------
                                               56,000
----------------------------------------------------------------------------------

Additionally, you are required to return all Company property including computer information and equipment, software, files, telephone lists, scientific references, files and other documents in your possession.

A summary of your benefits will be reviewed with you during the exit process. Your COBRA healthcare benefits will be administered through CFG Employers Services.

John G. Watson September  16, 1998                                        Page 3
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You and GalaGen also agree that the Company shall not disparage or defame you and that you shall not disparage or defame the Company and neither of us shall make any disparaging or defamatory comments concerning your employment with the Company. For the purposes of this paragraph, the "Company" means GalaGen, Inc. and its officers, agents, directors and employees.

By signing this letter, you authorize the officers and directors of the Company to provide appropriate and professional employment references about you to those prospective employers seeking such references from the Company.

The terms outlined in this letter are subject to Board approval. I wish you the best of luck in your new endeavors.

Sincerely,



Robert A. Hoerr, M.D., Ph.D.

/sr

                                           I acknowledge receipt of this letter.

                                                                   ACKNOWLEDGED:


                                              -------------------------------
                                                     John G. Watson